Exhibit 3


                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                             PERIPHONICS CORPORATION

            ---------------------------------------------------------
                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware
            ---------------------------------------------------------


     The undersigned, Peter J. Cohen and Kevin J. O'Brien, being the President and Secretary, respectively, of PERIPHONICS CORPORATION, a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

     FIRST, that the Certificate of Incorporation of said corporation be amended as follows:

     2. By striking out the first paragraph of ARTICLE FOURTH, as it now exists, and inserting in lieu and instead thereof a new first paragraph of ARTICLE FOURTH, reading as follows:

           "The total number of shares of stock which the corporation shall have authority to issue is Thirty-One Million (31,000,000), consisting of Thirty Million (30,000,000) shares of Common Stock, all of a par value of One Cent ($.01) each, and One Million (1,000,000) shares of Preferred Stock, all of a par value of One Cent ($.01) each."

     SECOND, that such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that written notice of the corporate action has been given to those stockholders who have not consented in writing, all in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we have signed this Certificate this 13th day of November, 1996.



                                      \s\ Peter J. Cohen
                                      ----------------------------
                                      Peter J. Cohen, President


                                       \s\ Kevin J. O'Brien
                                       ---------------------------
                                       Kevin J. O'Brien, Secretary